SEPARATION AGREEMENT


                  THIS SEPARATION AGREEMENT (the "Agreement") is made and entered into effective as of October 16, 2007 (the "Separation Date"), by and between Momentum Biofuels, Inc., a Colorado corporation formerly known as Tonga Capital Corporation (the "Company") and Barent W. Cater (the "Executive").


                              W I T N E S S E T H:
                               -------------------

                  WHEREAS, the Executive and the Company are parties to that certain Executive Employment Agreement dated as of April 15, 2007 (the "Employment Agreement"); and

                  WHEREAS,   the  parties  mutually  desire  to  arrange  for  a
separation from the Company and its affiliates and subsidiaries under certain terms; and

                  WHEREAS, in consideration of the mutual promises contained herein, the parties hereto are willing to enter into this Agreement upon the terms and conditions herein set forth.

                  NOW, THEREFORE, in consideration of the premises, the terms and provisions set forth herein, the mutual benefits to be gained by the performance thereof and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. Termination of Employment. Effective as of the Separation Date, the Executive is removed from his position as President and Chief Executive Officer of the Company. The parties agree that the termination of the Executive's employment is a termination for the convenience of the Company, and is made without Cause pursuant to the Employment Agreement.

     2. Separation Benefits. The Company agrees to pay or provide, and the Executive agrees to accept, the benefits set forth in this Section 2 in consideration for the Executive's service through the Separation Date and the additional consideration provided by the Executive pursuant to this Agreement.

          A. Payment of Expenses. Within 5 days following the Separation Date, the Company will pay to the Executive $72,095.49, which includes (1) $57,095.49 ($55,923.40 Principal, $1,172.09 interest), in settlement of that certain promissory note executed on July 19, 2007 in favor of the Executive, and (2) $15,000 in reimbursement of attorneys' fees paid by the Executive in connection with the preparation of his initial employment agreement.



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          B.  Vesting of Option.  The parties  agree that the option to purchase
     5,000,000 shares of the Company's common stock ("Common Stock"), as set forth on Exhibit A to the Employment Agreement (the "Option"), is currently exercisable with respect to 1,000,000 shares of Common Stock. As of the Separation Date, the Company agrees that the Option will become exercisable with respect to an additional 500,000 shares of Common Stock, such that the Option will be exercisable with respect to a total of 1,500,000 shares of Common Stock. The Option will remain exercisable until April 15, 2012. The parties agree that a separate agreement amending and restating and
     documenting   the   complete   terms  of  the  Option   will  be   executed
     contemporaneously herewith in substantially the form attached hereto as Attachment A.

          C. Removal of Lock-Up Restrictions. Effective as of the Separation Date, the Company agrees to waive the lock-up restrictions described in Exhibit A to the Employment Agreement with respect to any and all shares of Common Stock which the Executive has or may acquire in the future.

          D. Registration of Outstanding Shares. The Company agrees to cause all shares of Common Stock currently held by the Executive to be registered on form SB-2 along with the shares sold in the Company's private placement completed on September 4, 2007.

     3. Mutual Release of Claims.

          A. In consideration of the covenants from the Company to the Executive set forth herein, the receipt and sufficiency of which is hereby acknowledged, Executive, on his behalf and on behalf of his heirs, devisees, legatees, executors, administrators, personal and legal representatives, assigns and successors in interest, hereby IRREVOCABLY, UNCONDITIONALLY AND GENERALLY RELEASES, ACQUITS, AND FOREVER DISCHARGES, to the fullest extent permitted by law, Company and each of Company's divisions, subsidiaries, successors and assigns, agents, or any of them, from any and all charges, complaints, claims, damages, actions, causes of action, suits, rights, demands, grievances, costs, losses, debts, and expenses (including attorneys' fees and costs incurred), of any nature whatsoever arising prior to the Separation Date; provided, however, that nothing contained herein shall operate to release any obligations of Company, its successors or assigns (x) arising under any claims to amounts or benefits described in this Agreement or (y) to defend and indemnify Executive to the maximum extent that directors and officers of corporations are required to be indemnified under Colorado law or the Company's Certificate of Incorporation and Bylaws for all costs of litigation and any judgment or settlement amount paid.



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          B. In consideration of the covenants from the Executive to Company set forth herein, the receipt and sufficiency of which is hereby acknowledged, the Company, its assigns and successors in interest, hereby IRREVOCABLY, UNCONDITIONALLY AND GENERALLY RELEASES, ACQUITS, AND FOREVER DISCHARGES, to the fullest extent permitted by law, the Executive, his heirs, devisees, legatees, executors, administrators, personal and legal representatives, or any of them, from any and all charges, complaints, claims, damages, actions, causes of action, suits, rights, demands, grievances, costs, losses, debts, and expenses (including attorneys' fees and costs incurred), of any nature whatsoever arising prior to the Separation Date.

     4. Restrictive Covenants. The Company agrees that the covenants set forth in Section 7.E. of the Employment Agreement are no longer applicable and to waive any claim it may have in the future to enforce such section. The Executive acknowledges that the remaining covenants set forth in Section 7 of the Employment Agreement are operative and remain in effect in accordance with their terms.

     5. Mutual Nondisparagement; Press Release. The Executive and the Company and its officers and directors agree to refrain from any criticisms or disparaging comments, orally or in writing, about each other or in any way relating to the Executive's employment or separation from employment; provided, however, that nothing in this Agreement shall apply to or restrict in any way the communication of information by the Company or the Executive to any state or federal law enforcement agency or require notice to the Company or the Executive thereof, and neither the Executive nor the Company will be in breach of the covenant contained above solely by reason of testimony which is compelled by process of law. The parties agree that any press release regarding the Executive's separation will be reviewed and approved by both parties prior to distribution.

     6. Indemnification; D&O Insurance. The Company shall indemnify and hold the Executive harmless against judgments, fines, amounts paid in settlement, and reasonable expenses (including attorneys fees) incurred by the Executive in connection with the defense of any action or proceeding in which he is a party by reason of his position as an officer or director of the Company or any affiliated company or entity, so long as the Executive acted in good faith and in a manner the Executive reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, Employee had no reasonable cause to believe his conduct was unlawful; provided, however, that such indemnity shall be consistent with Colorado law and with the provisions contained as of the date of this Agreement within the Company's bylaws and charter, or the affiliated company or entity's bylaws or charter, addressing the indemnification of its directors, officers and authorized representatives for actions of the nature described herein. Until the date 6 years following the Separation Date, the Company agrees to maintain reasonable directors and officers liability insurance covering claims incurred in respect of the period during which the Executive was a director or officer of the Company.



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     7.  Nonassignability.  Neither  this  Agreement  nor any right or  interest hereunder shall be subject, in any manner, to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, whether voluntary or involuntary, by operation of law or otherwise, any attempt at such shall be void; provided, that any such benefit shall not in any way be subject to the debts, contract, liabilities, engagements or torts of the Executive, nor shall it be subject to attachment or legal process for or against the Executive.

     8. Entire Agreement; Modification. This Agreement sets forth the entire agreement and understanding of the parties concerning the subject matter hereof, and supersedes all prior agreements, arrangements and understandings relative to that subject matter including, without limitation, the Employment Agreement. No term or provision hereof may be modified or extinguished, in whole or in part, except by a writing which is dated and signed by the parties to this Agreement. No waiver of any of the provisions or conditions of this Agreement or of any of the rights, powers or privileges of a party will be effective or binding unless in writing and signed by the party claimed to have given or consented to such waiver. No representation, promise or inducement has been made to or relied upon by or on behalf of either party concerning the subject matter hereof which is not set forth in this Agreement.

     9. Waiver. No term or condition of this Agreement shall be deemed to have been waived, nor shall there be an estoppel against the enforcement of any provision of this Agreement, except by written instrument of the party charged with such waiver or estoppel.

     10. Notices. All notices or communications hereunder shall be in writing, addressed as follows:

                           To the Company:

                           Momentum Biofuels, Inc.
                           Attn: Chairman of the Board
                           2600 S. Shore Blvd., Suite 100
                           League City, TX 77573

                           To the Executive:

                           Barent W. Cater
                           13 Mariners Lane
                           Kemah, Texas  77565

All such notices shall be conclusively deemed to be received and shall be effective; (i) if sent by hand delivery, upon receipt, (ii) if sent by telecopy or facsimile transmission, upon confirmation of receipt by the sender of such transmission, or (iii) if sent by registered or certified mail, on the fifth day after the day on which such notice is mailed.



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     11. Source of Payments.  All cash payments  provided in this Agreement will be paid from the general funds of the Company. The Executive's status with respect to amounts owed under this Agreement will be that of a general unsecured creditor of the Company.

     12. Taxes. The Executive shall be entitled to receive tax gross-up payments, to the extent required pursuant to the terms of Exhibit A to the Employment Agreement, which is expressly incorporated herein. Such payments, if required, will be made no later than the end of the taxable year in which the Executive remits the underlying taxes. This Agreement is intended to comply with
Section 409A of the Code (to the extent applicable) and the Company agrees to interpret, apply and administer this Agreement in the least restrictive manner necessary to comply with such requirements and without resulting in any diminution in the value of payments or benefits to the Executive.

     13. Severability. If any provision of this Agreement is held to be invalid, illegal or unenforceable, in whole or part, such invalidity will not affect any otherwise valid provision, and all other valid provisions will remain in full force and effect.

     14.   Counterparts.   This  Agreement  may  be  executed  in  two  or  more
counterparts, each of which will be deemed an original, and all of which together will constitute one document.

     15. Titles. The titles and headings preceding the text of the paragraphs and subparagraphs of this Agreement have been inserted solely for convenience of reference and do not constitute a part of this Agreement or affect its meaning, interpretation or effect.

     16. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas (except that no effect shall be given to any conflicts of law principles thereof that would require the application of the laws of another jurisdiction).

     17. Arbitration. Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by final and binding arbitration in Houston, Texas, in accordance with the Employment Arbitration Rules of the American Arbitration Association ("AAA"). The arbitrator shall be selected by mutual agreement of the parties, if possible. If the parties fail to reach agreement upon appointment of an arbitrator within thirty days following receipt by one party of the other party's notice of desire to arbitrate, the arbitrator shall be selected from a panel or panels of persons submitted by the AAA. The selection process shall be that which is set forth in the AAA Employment Arbitration Rules then prevailing, except that, if the parties fail to select an arbitrator from one or more panels, AAA shall not have the power to make an appointment but shall continue to submit additional panels until an arbitrator has been selected. This agreement to arbitrate shall not preclude the parties from engaging in voluntary, non-binding settlement efforts including mediation.

     18.   Counterparts.   This  Agreement  may  be  executed  in  one  or  more
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.



                            [Signature Page Follows]



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                  IN WITNESS  WHEREOF,  the parties have executed this Agreement on the date and year first above written.


                                    MOMENTUM BIOFUELS, INC.



                                    By:________________________
                                       Name:
                                       Title:


                                    EXECUTIVE


                                    ____________________________
                                    Barent W. Cater




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                                  ATTACHMENT A

                  FORM OF AMENDED AND RESTATED OPTION AGREEMENT